Exhibit 32.1

CERTIFICATION

Pursuant to 18 U.S.C. § 1350, each of the undersigned hereby certifies in his capacity as an officer of SpartanNash Company (the “Company”) that the Quarterly Report of the Company on Form 10-Q for the accounting period ended April 25, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such report fairly presents, in all material respects, the financial condition of the Company at the end of such period and the results of operations of the Company for such period.

This Certificate is given pursuant to 18 U.S.C. § 1350 and for no other purpose.

Dated: May 28, 2015	/s/ Dennis Eidson
Dennis Eidson President and Chief Executive Officer
Dated: May 28, 2015	/s/ David M. Staples
David M. Staples Executive Vice President and Chief Operating Officer (Principal Financial Officer)
Dated: May 28, 2015	/s/ Thomas A. Van Hall
Thomas A. Van Hall Vice President, Interim Chief Accounting Officer

A signed original of this written statement has been provided to SpartanNash Company and will be retained by SpartanNash Company and furnished to the Securities and Exchange Commission or its staff upon request.